Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 22, 2018 (September 14, 2018 as to the effects of the reverse unit split described in Note 15), relating to the financial statements of Arvinas Holding Company, LLC included in Registration Statement No. 333-227112, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

September 26, 2018